Exhibit 5.1

David B. Stocker
Attorney at Law
4745 North Seventh Street
Suite 234
Phoenix, Arizona 85014
Telephone: 602-235-9080
Facsimile: 602-235-9040

April 28, 2004

Thomas A. Szabo, CEO
Public Media Works, Inc.
14759 Oxnard Street
Van Nuys, California 91411

        Re: Sale of Common Stock by the Selling Shareholders of Public Media Works, Inc.

Dear Mr. Szabo:

        At your request, we are rendering this opinion in connection with a sale by the selling shareholders (the "Selling Shareholders") of Public Media Works, Inc., a Delaware corporation (the "Company") of up to 5,000,000 shares of common stock, $0.0001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2 originally dated February 18, 2004.

        We have examined instruments, documents and records, which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have done so in light of Delaware law. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

        Based on such examination and the applicable laws and provisions of the State of Delaware, including but not limited to the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws and provisions, we are of the opinion that 5,000,000 shares of Common Stock to be sold by Selling Shareholders are, as of the date hereof, duly authorized, legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement or prospectus, including this opinion as an exhibit or otherwise.

Very truly yours,
/s/ David B. Stocker David B. Stocker